Exhibit 99.2
Callon Issues 2023 Capital Program and Outlook, Projected to Generate More Than $2.75 Billion in Adjusted Free Cash Flow Over The Next Five Years
Capital budget implies approximately 60% reinvestment rate, improving capital efficiencies and further debt reduction
Company projected to reach key $2 billion debt milestone in 2H23

HOUSTON, Feb. 22, 2023 /PRNewswire/ - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced its 2023 Outlook in conjunction with the release of its fourth quarter and full-year 2022 financial and operating results. A conference call is planned for 8 a.m. CT, Thursday, February 23, 2023.

Slides accompanying today’s releases are available at www.callon.com/investors.
Highlights
•2023 planned capital expenditures of $1 billion, representing a projected reinvestment rate of ~60%1
•2023 production expected to average 104 - 107 thousand barrels per day of oil equivalent (MBoe/d)
•Adjusted free cash flow from 2023-27 projected to total >$2.75 billion, assuming $80 per barrel NYMEX WTI and current service cost levels, or more than 125% of Callon’s current market capitalization
•Company expects to continue its rapid pace of debt reduction and reach its key $2 billion debt milestone in the second half of 2023, based on the current commodity price environment
•Five-year outlook characterized by increasing capital efficiency and a projected compounded annual production growth rate of 2% - 4%, highlighting the depth of consistent, high-quality inventory and improved cycle times
“Our 2023 business plan builds on the strong operational execution and financial outcomes we delivered last year,” said Joe Gatto, President and CEO. “We remain committed to consistent capital allocation to our high rate of return projects complemented by debt reduction from our free cash flow. We are confident that our plan will allow us to reduce debt to $2 billion later this year, which is now our financial threshold for implementing plans to return capital to shareholders. Over the next five years, adhering to disciplined reinvestment rates combined with improving capital efficiencies, we project that our investments will generate over $2.75 billion of cumulative adjusted free cash flow.”
2023 Capital Program
Callon expects to invest approximately $1 billion in 2023, representing a cash flow reinvestment rate of approximately 60% of 2023 consensus Adjusted EBITDA. Capital investments in 2023 are front-end loaded with approximately 55% - 60% of the total allocated to the first half of the year as multiple, large-scale Permian projects are executed with simultaneous operations of drilling and completion activity. More than 80% of the budget for the year is earmarked for the Permian Basin.
In addition, approximately 5% of the capital budget is anticipated to be invested in emissions reduction projects related to facilities and increased greenhouse gas monitoring. These efforts will further progress towards Callon's emissions reduction goals and also improve lease operating expense. To date, the Company has replaced 75% of its natural gas emitting pneumatics devices and is on track to complete the remainder in 2023.
The 2023 capital program is expected to generate modest year-over-year production growth with a similar level of drilled and competed lateral feet, highlighting sustained well productivity relative to 2022. The program also features simultaneous deployment of multiple drilling rigs and completion crews in the execution of several large-scale Permian projects. As a result, Callon is positioned to develop multi-zone projects, capturing the benefits of co-development and scaled operations from its “Life of Field” co-development model, with the added capital efficiency benefit of reduced cycle times. This development model also helps to offset cost inflation with drilling and completion costs per lateral foot expected to only increase by approximately 10% in 2023 over last year.
For the first quarter of 2023, the Company expects to produce 97 - 100 MBoe/d with oil volumes of 59 - 61 MBbls/d. The decline in production compared to the prior quarter is primarily related to lower completion activity in the fourth quarter of 2022 (18 wells turned in-line as scheduled) and the timing of large project sizes to begin the year. Production is expected to increase materially in the second quarter of 2023 as several of the Company’s large multi-well projects in the Permian will be placed online in the latter part of the first quarter and early in the second quarter. The Company expects to turn-in-line 15 - 17 wells, or approximately 15% of the annual forecast, in the first quarter of 2023.

2023 Guidance	1Q23	FY23
Total (MBoe/d)	97 - 100	104 - 107
Oil (MBbls/d)	59 - 61	63 - 65

Lease Operating Expense ($/Boe)		8.00 - 8.50
GP&T ($/Boe)		2.75 - 2.80
Prod & Ad Valorem Taxes (% of revenues)		6.5% - 7.0%
Cash G&A ($MM)		105 - 115
Exploration Expense ($MM)		5 - 10

Effective Tax Rate		21% - 23%
Cash Taxes ($MM)		5 - 15

2023 Capital Expenditures
Capital Expenditures ($MM)	290 - 300	1,000
TILs (wells)	15 - 17	115 - 120
Conference Call and Webcast Information
The Company plans to host a conference call at 8 a.m. CT on Thursday, February 23, 2022, to discuss fourth quarter and full year financial and operating results and its 2023 outlook and beyond. To participate in the webcast, please visit “News and Events” under the “Investors” section of the Company’s website at www.callon.com.
An archive of the conference call will be available on the website under the “Investors” section.
About Callon
Callon Petroleum Company is an independent oil and natural gas company focused on the acquisition, exploration and development of high-quality assets in the Permian and Eagle Ford.
Contact Information
Kevin Smith
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
(281) 589-5200
Cautionary Statement Regarding Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of development activity and associated production, capital expenditures and cash flow expectations and expected uses thereof; the Company’s production and expenditure guidance; estimated reserve quantities and the present value thereof; future debt levels and leverage; and the implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans,” “may,” “will,” “should,” “could,” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and natural gas prices; changes in the supply of and demand for oil and natural gas, including as a result general economic conditions or as a result of actions by, or disputes among members of OPEC and other oil and natural gas producing countries with respect to production levels or other matters related to the price of oil; our ability to drill and complete wells; operational, regulatory and environment risks; the cost and availability of equipment and labor; our ability to finance our development activities at expected costs or at expected times or at all; rising interest rates and inflation; our inability to realize the benefits of recent transactions; currently unknown risks and liabilities relating to the newly acquired assets and operations; adverse actions by third parties involved with the transactions; risks that are not yet known or material to us; and other risks more fully discussed in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Non-GAAP Financial Measures
The Company is unable to reconcile the non-GAAP financial measure of projected adjusted free cash flow included in this release to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, the timing of capital expenditures, movements in oil and gas pricing, unknown future events, and estimating future certain GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliation.

1) Calculated as 2023 total capital expenditures divided by consensus adjusted EBITDA. Consensus adjusted EBITDA for 2023 was $1.63 billion as of February 3, 2023 based on data from Factset.